SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


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                            Form 8-K


                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 20, 2004
                                                 -------------------


                        GIANT MOTORSPORTS, INC.
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         (Exact Name of Registrant as Specified in its Charter)


          Nevada                   000-50243                 33-1025552
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     (State or Other         (Commission File Number)       (IRS Employer
Jurisdiction Incorporation)                             Identification Number)


             13134 State Route 62, Salem, Ohio 44460
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             (Address of Principal Executive Office)


                          (330) 332-8534
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         Registrant's telephone number, including area code


                       AMERICAN BUSING CORP.
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  (Former name or former address, if changed since last report)


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Item 5. Other Events.

     Pursuant to a $500,000 aggregate principal amount promissory note dated April 20, 2004, bearing interest at the rate of fourteen (14%) percent per annum (the "Note"), Giant Motorsports, Inc. (the "Company") received from a lender (the "Lender") a $500,000 aggregate principal amount bridge loan (the "Loan"). All outstanding principal on the Note is due on October 19, 2004. To secure the repayment of principal and interest on the Note, Gregory Haehn, the President, Chief Operating Officer and a Director of the Company and Russell Haehn, the Chief Executive Officer and a Director of the Company (collectively, the "Principals"), each (i) pledged to the Lender 150,000 shares (300,000 shares in the aggregate) of the common stock, par value $0.001 per share, of the Company (the "Common Stock") owned by each such person, and (ii) guaranteed the payment of all of the Company's payment obligations to the Lender under the Note. As partial consideration for the Loan, the Company issued to the Lender a five (5) year warrant to purchase 100,000 shares of
Common Stock (the "Warrant Shares"), at an exercise price of $2.25. The Company also granted to the Lender certain piggyback registration rights with respect to the Warrant Shares. The Company intends to use the $500,000 loan proceeds for working and operating capital.


Item 7.   Financial Statements and Exhibits

(a)       Not Applicable
(b)       Not Applicable
(c)       Exhibits required by Item 601 of Regulation S-K


Exhibit No.    Description
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  3.4          Form of Warrant


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              GIANT MOTORSPORTS, INC.


                              By: /s/Gregory A. Haehn
                                 --------------------------------
                                   Gregory A. Haehn
                                   President


Dated: April 20, 2004



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                         EXHIBIT INDEX

Exhibit No.         Description
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   3.4              Form of Warrant



























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